UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2013, Unum Group (the “Company”) entered into a Second Amended and Restated Employment Agreement with Thomas R. Watjen, President and Chief Executive Officer of the Company, reducing, at his request, certain benefits under his prior contract, primarily to reflect changes in the Company’s defined benefit pension plans.

In 2013, the Company changed the terms of its defined benefit pension plans to freeze the further accrual of retirement benefits provided to employees on December 31, 2013. Mr. Watjen requested similar changes to his retirement benefit under the Unum Group Senior Executive Retirement Plan (the “SERP”). As a result, his employment agreement was amended to freeze the further accrual of his retirement benefit under the SERP.

The Second Amended and Restated Employment Agreement reflects the following changes to the terms of Mr. Watjen’s employment agreement and the SERP:

•	The calculation of the retirement benefit provided to Mr. Watjen under the SERP, as set forth in an attachment to the agreement, has been amended to account for the freeze of the SERP effective December 31, 2013.

•	The severance benefits to which Mr. Watjen would be entitled in the event of termination of employment for good reason, or other than for cause, death, retirement or disability, have been decreased by:

•	eliminating the lump sum severance payment computed by assuming continued accruals of benefits under the SERP for a period of three years following the termination; and

•	in the event the termination occurred outside of certain change in control periods, reducing (x) the severance payment multiplier from three times to two times the sum of his annual base salary and the average of the annual bonuses paid or payable to him during the previous three years, and (y) the continuation of health and welfare benefits from three years to two years after termination of employment under the agreement.

•	The excise tax gross-up provisions of the agreement have been eliminated. Under the amended agreement, payments to Mr. Watjen will be reduced if doing so would avoid the imposition of the excise tax and result in a greater after-tax return to him.

•	Provisions related to the vesting and exercisability of Mr. Watjen’s equity-based awards have been revised to clarify that the awards will not vest earlier or be exercisable longer than as provided in the applicable award agreements and equity plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group (Registrant)

Date: December 31, 2013	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC
and Corporate Secretary